UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2015
Stamps.com Inc.

(Exact name of registrant as specified in its charter)
Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Ave., El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2015, the compensation committee of our Board of Directors approved a non-equity incentive plan for 2015 (the “2015 Plan”) under which members of our executive management, including our named executive officers, are eligible for cash bonus awards. The 2015 Plan sets a base level aggregate bonus pool (the “Base Pool”) and provides that the actual bonus pool for 2015 could range from zero to twice the Base Pool based on our performance in 2015 relative to targets for revenue and adjusted EBITDA. The compensation committee set the amount of the Base Pool so that, if executive management performs at a reasonable level, as a group they would receive total cash compensation for 2015 that, when compared to benchmarks set using comparable individuals at comparable companies, would result in a similar outcome to compensation that the executive management team received in 2014 versus the similarly derived compensation benchmarks used during 2014. However, the compensation committee retains the discretion to adjust the size of the bonus pool, for example to take into account factors such as deterioration in the economic environment.

After it determines the final bonus pool after year end, the compensation committee will allocate the bonus pool based on its assessment of the individual performance of each participating employee as well as that employee’s overall compensation level versus relevant benchmarks set using comparable individuals at comparable companies. No individual has an individual bonus guarantee under the 2015 Plan.

In addition on April 9, 2015, our compensation committee, pursuant to the 2010 Equity Incentive Plan (the "Plan") and the amendment (the “Amendment”) to our Plan approved September 9, 2014, approved the following stock option grants for the Company’s named executive officers.

Named Executive Officer	Position	Stock Option Awards Issued Under the Amendment
Kenneth McBride	Chairman and Chief Executive Officer	50,000
Kyle Huebner	Chief Financial Officer and Co-President	25,000
James Bortnak	Co-President and Corporate & Business Development Officer	20,000
Michael Biswas	Chief Technology Officer	20,000
Seth Weisberg	Chief Legal Officer and Secretary	20,000

Options issued pursuant to the Amendment are subject to conditions as described in the Form 8-K we filed with the Securities and Exchange Commission on September 12, 2014. Therefore, no shares may be issued under the stock options issued pursuant to the Amendment, and such stock options issued shall not become exercisable, prior to the date, if any, on which our stockholders approve the Amendment at our next annual meeting of stockholders in 2015. In addition, the options subject to this grant shall be installment options which shall begin to vest and become exercisable only if the closing of the Endicia acquisition (see Form 8-K we filed with the Securities and Exchange Commission on March 24, 2015) occurs on or before September 22, 2016. Such options shall vest and become exercisable in equal monthly installments on the last day of each month over the 36 months following the close of the Endicia acquisition. The options granted shall terminate if such close does not occur on or before September 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

April 15, 2015	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer